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                                                                   EXHIBIT 10.27


                        UNIVERSAL HEALTH SERVICES, INC.
                              STOCK PURCHASE PLAN

                          (Effective January 1, 1996)

                 This is the Universal Health Services, Inc. Stock Purchase Plan (the "Plan") intended to provide the eligible employees of Universal Health Services, Inc. (the "Company") and its participating subsidiaries a convenient means of purchasing shares of the Company's Class B common stock, par value $.01 per share (the "Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE I
                                  DEFINITIONS

                 1.1 "Account" means the bookkeeping account established on behalf of each Participant by the Committee to record payroll deduction contributions made by such Participant and shares of Stock purchased on his or her behalf.

                 1.2      "Board" means the Board of Directors of the Company.

                 1.3 "Business Day" means each day on which the New York Stock Exchange is open for business.

                 1.4 "Company 401(k) Plan" means a qualified retirement plan established by the Company or a Subsidiary that is intended to comply with section 401(k) of the Code.

                 1.5 "Compensation" means all regular salary, wages or earnings, including overtime pay, commissions and bonuses.

                 1.6 "Committee" means the Compensation Committee of the Company's Board of Directors.

                 1.7 "Employee" means any person who is regularly scheduled to work a minimum of 20 hours per week for the Company or a Participating Subsidiary.

                 1.8 "Effective Date" means January 1, 1996, subject to the appropriate consent of the shareholders of the Company obtained at a special or annual meeting on or before December 31, 1996.
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                 1.9      "Exercise Date" means the date Participants elect to
exercise options granted pursuant to the Plan, which shall be no later than 5:00 p.m. Eastern Time on the Purchase Date.

                 1.10 "Grant Date" means the date options to purchase Stock pursuant to the Plan are granted to Participants, which shall be 9:00 a.m. Eastern Time on the Purchase Date.

                 1.11 "Participant" means an Employee who has met the eligibility requirements of Article II and who has elected to participate pursuant to an election under Section 3.1.

                 1.12 "Participating Subsidiary" means each United States Subsidiary of the Company approved for participation in the Plan by the Board.

                 1.13     "Plan Year" means the 12-month period ending December
31.

                 1.14 "Purchase Date" means such Business Date after the end of each month upon which the Committee elects to purchase Stock for use under the Plan.

                 1.15 "Subsidiary" means a subsidiary corporation of the Company as that term is defined in section 424(f) of the Code.

                 1.16 "Year of Service" means a consecutive 12-month period during which an individual is an Employee, measured from his or her date of hire by the Company or a Participating Subsidiary.

                                   ARTICLE II
                                  ELIGIBILITY

                 2.1 Eligibility. Except as provided in Sections 2.2 and 2.3, an Employee who has completed two or more Years of Service before January 1, 1996 and who continues to be employed by the Company or a Participating Subsidiary as of December 31, 1995 shall be eligible to participate in the Plan as of January 1, 1996. Each other Employee, except as provided in Section 2.2 or Section 2.3, shall be eligible to participate in the Plan as of the date he or she completes two Years of Service.

                 2.2 Ineligible Employees. Notwithstanding any other provision of the Plan to the contrary, each of the following Employees shall be ineligible to participate in the Plan:

                          2.2.1 An Employee who is a member of a collective bargaining unit whose agreement with the Company or a Participating Subsidiary does not provide for participation in the Plan;





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                          2.2.2   An Employee who is employed by a Subsidiary
                                  that is not a  Participating Subsidiary; and

                          2.2.3 An Employee who is treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries (for purposes of this provision, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee).

                 2.3 Eligibility Restrictions. An Employee who elects to terminate participation in the Plan in accordance with Section 3.5 shall be prohibited from participating in the Plan for at least 90 days after the date of such termination. An Employee who makes a hardship withdrawal from a Company 401(k) Plan shall be prohibited from participating in the Plan for one year after the date of such withdrawal.

                                  ARTICLE III
                                 PARTICIPATION

                 3.1 Commencement of Participation. An eligible Employee may become a Participant in the Plan by completing an enrollment and payroll deduction form and delivering it to the Company or the Participating Subsidiary employing him or her in accordance with procedures established by the Committee.

                 3.2 Payroll Deduction. At the time a Participant files his enrollment and payroll deduction form, he or she shall elect to have withheld from his or her Compensation on a monthly basis any amount between $20 and $1,000.

                 3.3 Participants' Accounts. All payroll deductions made from a Participant's Compensation shall be credited to his or her Account and used to purchase shares of Stock in accordance with Article V.

                 3.4      Changes in Payroll Deductions.  Except as provided in
Section 3.5, a Participant may elect to change the amount of his or her contributions to any other permissible amount as soon as administratively feasible after the Participant files written notice thereof with the Committee.

                 3.5 Suspension and Resumption of Payroll Deductions. A Participant may terminate contributions under the Plan. A termination of contributions shall be effective as soon as administratively feasible after the date the Participant files written notice thereof with the Committee. A Participant who has terminated his or her participation in the Plan shall be prohibited from resuming contributions under the Plan





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for at least 90 days after the date of such a termination.  In addition, all contributions by a Participant shall be automatically suspended upon a hardship withdrawal from a Company 401(k) Plan. A Participant whose contributions have been terminated in accordance with the preceding provisions may resume contributions under the Plan in accordance with Section 2.3.

                 3.6 Statutory Limitation. No Employee shall be granted an option that permits his or her rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in section 423 of the Code) of the Company or its Subsidiaries to accrue at a rate that would cause the fair market value of all such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time to exceed $25,000. For purposes of this Section 3.6:

                          3.6.1 the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

                          3.6.2 the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed a rate that would cause the fair market value of such stock purchased to exceed $25,000 (determined at the time such option is granted) for any one calendar year; and

                          3.6.3 a right to purchase stock that has accrued under one option granted pursuant to a plan may not be carried over to any other option.

                                   ARTICLE IV
                                   OFFERINGS

                 4.1 Monthly Offerings. The Plan shall be implemented through monthly offerings of options to purchase the Company's Stock. Unless the Committee declines to issue options for a particular month, options shall be granted under the Plan on the Grant Date following each month. All options granted on a Grant Date must be exercised on the Exercise Date. Any options which are not exercised on the relevant Exercise Date shall expire and be null and void.

                 4.2 Purchase Price. The "Purchase Price" per share of Stock with respect to each month shall be 90 percent of the average price of the Stock purchased for use under the Plan on the Purchase Date.





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                 4.3      Maximum Offering.  The maximum number of shares of
Stock that shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.3, shall be 400,000 shares. If the total number of shares that would be purchased for any month exceeds the maximum number of available shares, the Committee shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the Accounts of Participants shall be returned to such Participants as soon as administratively practicable.

                                   ARTICLE V
                               PURCHASE OF STOCK

                 5.1 Automatic Exercise. On each Exercise Date, each Participant shall automatically and without any further act on his or her part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his or her Account as of the end of the month preceding such Exercise Date.

                 5.2 Fractional Shares. Unless otherwise determined by the Committee, fractional shares of Stock shall be allocated to Participants' Accounts.

                 5.3 Acquisition of Stock. The Company may make available Stock for use under the Plan from authorized but unissued shares, or treasury shares, or may acquire Stock in the open market or in privately negotiated transactions for such use.

                                   ARTICLE VI
                                   ACCOUNTING

                 6.1 General. The Committee shall establish procedures to account for payroll deductions made by a Participant and the number of shares of Stock, including fractions, purchased on a Participant's behalf.

                 6.2 Allocation of Stock. Shares of Stock allocated to a Participant's Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares are purchased.

                 6.3 Accounting for Distributions. Shares of Stock sold from a Participant's Account shall be debited against his or her Account on a first-in, first-out basis.

                 6.4 Account Statements. Each Participant shall receive quarterly statements of all payroll deductions and shares of Stock allocated to his or her Account, together with all other transactions affecting such Account.





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                                  ARTICLE VII
                            SALES AND DISTRIBUTIONS

                 7.1 Sale of Stock. Shares allocated to a Participant's Account shall be held by the Company until the Participant terminates employment with the Company and all affiliated employers. Notwithstanding the foregoing, a Participant may elect to withdraw or sell all or any portion of the shares of Stock allocated to his or her Account by providing notification to the Company in accordance with procedures established by the Committee. As soon as administratively practicable following notification of a Participant's election, the Committee shall issue a certificate to the Participant representing the shares he or she elected to withdraw or cause the number of shares of Stock identified by the Participant to be sold, as appropriate. The certificate or the net proceeds from the sale of the shares, as applicable, shall be delivered to the Participant as soon as administratively feasible after the provision of notice by the Participant.

                 7.2 Distribution Upon Termination. As soon as administratively practicable after a Participant's termination of employment with the Company for any reason, the Committee shall cause the Company to issue a certificate representing all of the whole shares of Stock allocated to his or her Account, and to deliver it to the Participant (or to his or her personal representative in the event of his or her death), together with cash equal to the fair market value of any fractional share (as determined under Section 4.2) and any unapplied cash in the Account.

                 7.3 Distribution of Payroll Deductions. Payroll deductions allocated to a Participant's Account shall be distributed to the Participant if he terminates employment with the Company and all affiliated employers or his or her participation in the Plan is terminated pursuant to
Section 3.5. In addition, a Participant may elect to receive a distribution of payroll deductions allocated to his or her Account during a month by providing notice to the Committee before the Exercise Date for that month. Any distributions made pursuant to this Section shall be made in a cash lump sum as soon as administratively practicable after the occurrence of the event giving rise to the distribution.

                                  ARTICLE VIII
                                 ADMINISTRATION

                 8.1 Authority of Committee. The Committee shall have the exclusive power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations that are done or made by the Committee in good faith shall be final, conclusive and binding on the Company, the Subsidiaries, the





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Participants and all other parties claiming through them or any of them, and shall not subject the Committee to any liability.

                 8.2 Committee Procedures. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members then in office shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                 8.3 Expenses. The Company and its Participating Subsidiaries shall pay all expenses incident to the operation of the Plan, including the costs of recordkeeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants. However, neither the Company nor any of the Participating Subsidiaries shall pay any expenses incurred in connection with the sale of shares of Stock credited to a Participant's Account. Expenses in connection with any such sale shall be deducted from the proceeds of sale prior to any remittance to the Participant.

                                   ARTICLE IX
                                 MISCELLANEOUS

                 9.1 Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

                 9.2 Status as Owner. Each Participant shall be deemed to own legally all shares of Stock allocated to his or her Account and shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

                 9.3 Adjustment Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of shares that are subject to purchase under the Plan and in the exercise price applicable to outstanding options.





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                 9.4      Amendment and Termination.  The Board shall have
complete power and authority to amend or terminate the Plan (including without limitation the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely); provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares that may be offered under the Plan (except pursuant to Section 9.3); (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any other way cause the Plan to fail the requirements of section 423 of the Code.

                 The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants' Accounts shall be refunded to such Participants as soon as administratively possible; or (ii) on the Exercise Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

                 9.5 No Employment Rights. The Plan does not, directly or indirectly, create in any employee any right with respect to continuation of employment by the Company or any Subsidiary and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an employee's terms of employment at any time.

                 9.6 Withholding. To the extent any payments or distributions under the Plan are subject to Federal, state or local taxes, the Company or any Participating Subsidiary are authorized to withhold all applicable taxes. The Company or any Participating Subsidiary may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a Participant's Account, (ii) deducting cash from a Participant's Account, or
(iii) deducting cash from a Participant's other compensation. A Participant's election to participate in the Plan authorizes the Company or the appropriate Participating Subsidiary to take any of the actions described in the preceding sentence.

                 9.7 Use of Funds. All payroll deductions held by the Company under the Plan (other than amounts representing Federal, state or local taxes withheld) may be used by the Company for any corporate purpose and the Company shall not be obligated to hold such payroll deductions in trust or otherwise segregate such amounts.





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                 9.8      Governing Law.  Except to the extent superseded by
Federal law, the laws of the Commonwealth of Pennsylvania will govern all matters relating to the Plan.

                                    * * * *

                 To record the adoption of the Plan, Universal Health Services, Inc. has caused its authorized officers to affix its corporate name and seal this 15th day of December, 1995.


[CORPORATE SEAL]                        UNIVERSAL HEALTH SERVICES, INC.



Attest:                                 By: /s/ KIRK E. GORMAN
        ------------------------            -------------------------------
                                            Senior Vice President & CFO






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